UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 19, 2013 (February 13, 2013)

________________________________

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On February 15, 2013, Norfolk Southern issued a Press Release, attached hereto as Exhibit 99, announcing that on February 13, 2013, the Board of Directors elected Martin H. Nesbitt and John R. Thompson to be directors of the Corporation, effective February 18, 2013.  The Board of Directors also appointed Mr. Nesbitt to the Audit and Finance committees, and appointed Mr. Thompson to the Audit and Governance & Nominating committees.

Mr. Nesbitt is the co-founder of The Vistria Group, a private equity firm.  Mr. Nesbitt served as President and Chief Executive Officer of PRG Parking Management, LLC, an off-airport parking management company, and Managing Director of Green Courte Partners, LLC, a real estate investment firm, until 2012.  Mr. Nesbitt is a director of Jones Lang LaSalle.

Mr. Thompson has been a government relations consultant for Best Buy Co., Inc., a multinational consumer electronics corporation, since October 2012.  Mr. Thompson served as Senior Vice President and General Manager of BestBuy.com from 2002 through 2012.  Mr. Thompson is a director of Belk, Inc.

There was no arrangement or understanding between either Mr. Nesbitt or Mr. Thompson and any other person pursuant to which they were elected as directors of Norfolk Southern.  There are no transactions between either Mr. Nesbitt or Mr. Thompson and the Corporation that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (whether or not written) to which either Mr. Nesbitt or Mr. Thompson is a party or a participant was entered into or materially amended in connection with their joining the Board of Directors, and, other than as discussed below, neither Mr. Nesbitt nor Mr. Thompson received any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event.

Under the terms of the Norfolk Southern Corporation Directors' Restricted Stock Plan, Messrs. Nesbitt and Thompson each received a grant of 3,000 restricted shares upon their election to the Board.  These shares will be registered in their names, and each will have all rights of ownership (including the right to vote the shares and receive dividends); however, these shares may not be sold, pledged or otherwise encumbered during a restriction period which began on the date of grant and ends on the earlier of the director’s death or six months after the director becomes disabled or retires.  In the event a director does not retire in accordance with the terms of the plan, these shares will be forfeited.  In addition, Messrs. Nesbitt and Thompson will receive compensation consistent with that provided to all non-employee directors, as described in the Narrative to Non-Employee Director Compensation Table contained on pages 19-21 of Norfolk Southern Corporation's Proxy Statement dated March 21, 2012.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On February 13, 2013, the Board of Directors amended the Bylaws of Norfolk Southern Corporation, effective February 18, 2013, to increase the number of directors from 13 to 15.  Further, the Board of Directors amended the Bylaws of Norfolk Southern Corporation, effective the date of the 2013 annual meeting, to reduce the number of directors from 15 to 12, due to the pending retirement of three directors.  The amended Bylaws are attached hereto as Exhibit 3(ii).

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

               The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
3(ii)	The Bylaws of Norfolk Southern Corporation, as amended effective February 18, 2013
99	Press Release dated February 15, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                                    /s/ Howard D. McFadden

                                                            Name:  Howard D. McFadden
                                                            Title:    Corporate Secretary

Date:  February 19, 2013

                                                              EXHIBIT INDEX

Exhibit Number	Description
3(ii)	The Bylaws of Norfolk Southern Corporation, as amended effective February 18, 2013
99	Press Release dated February 15, 2012